Exhibit 17(c)

RMR ASIA PACIFIC REAL ESTATE FUND

RMR REAL ESTATE INCOME FUND

For the Joint Special Meeting of Shareholders

To be held on September 20, 2011

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARDS OF TRUSTEES

The undersigned shareholder of RMR Asia Pacific Real Estate Fund (“RAP”) and/or RMR Real Estate Income Fund (“RIF”, each, a “Fund” and collectively, the “Funds”), each a Delaware statutory trust, hereby appoints Adam D. Portnoy and Jennifer B. Clark, or either of them, as proxies for the undersigned, with full power of substitution in each of them, to attend the special meeting(s) of shareholders of the Fund(s) to be held on September 20, 2011, at 9:30 a.m., Eastern time, and any adjournment or postponement thereof, to cast on behalf of the undersigned all the votes that the undersigned is entitled to cast at the meeting(s) and otherwise to represent the undersigned at the meeting(s) with all powers possessed by the undersigned if personally present at the meeting(s).  The undersigned acknowledges receipt of the notice of the joint special meeting of shareholders and of the accompanying proxy statement and revokes any proxy heretofore given with respect to the meeting(s).

THE VOTES ENTITLED TO BE CAST BY THE UNDERSIGNED WILL BE CAST AS INSTRUCTED ON THE REVERSE SIDE HEREOF.  THE VOTES ENTITLED TO BE CAST BY THE UNDERSIGNED WILL BE CAST IN THE DISCRETION OF THE PROXY HOLDER ON ANY OTHER MATTER THAT MAY PROPERLY COME BEFORE THE MEETING(S) OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF.

PLEASE SIGN AND DATE ON THE REVERSE SIDE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.

PLEASE DETACH PROXY CARD HERE AND RETURN IN THE ENVELOPE PROVIDED

☒	Please mark vote as in this example.

RMR ASIA PACIFIC REAL ESTATE FUND

THE BOARD OF TRUSTEES RECOMMENDS A VOTE “FOR” PROPOSAL 1, LISTED BELOW

FOR	AGAINST	ABSTAIN

Proposal 1 (Common Shares):

To approve an Agreement and Plan of Reorganization providing for the Reorganization of RMR Asia Pacific Real Estate Fund (“RAP”) with and into RMR Real Estate Income Fund and the termination of RAP’s registration under the Investment Company Act of 1940.

☐	☐	☐

In their discretion, the Proxies are authorized to vote and otherwise represent the undersigned on such other matters as may properly come before the meeting.

Please be sure to sign and date this Proxy.

Date:	, 2011

Signature

Signature (if jointly held)

Title

NOTE: Please sign exactly as your name(s) appear(s) on this proxy. Each joint owner should sign. When signing as attorney, executor, administrator, trustee or guardian, please give your full title.